Exhibit 99.1

Chaparral Steel Company Declares Regular Quarterly Dividend

          MIDLOTHIAN, Texas, Jan. 12 /PRNewswire-FirstCall/ -- The Board of Directors of Chaparral Steel Company (Nasdaq: CHAP) today declared a regular quarterly dividend of $0.10 per common share, payable on February 15, 2007, to stockholders of record on February 1, 2007.

          Chaparral Steel Company, headquartered in Midlothian, Texas, is the second largest producer of structural steel beams in North America.  The Company is also a supplier of steel bar products.  In addition, Chaparral is a leading North American recycling company.  Additional information may be found at http://www.chapusa.com ..

          For further information contact Cary D. Baetz at 972-779-1032 or Terresa Van Horn at 972-779-1033.

SOURCE  Chaparral Steel Company
          -0-                                           01/12/2007
          /CONTACT:  Cary D. Baetz, Vice President and Treasurer, +1-972-779-1032,
or fax, +1-972-779-1951, or cbaetz@chapusa.com , or Terresa Van Horn,
+1-972-779-1033, both of Chaparral Steel Company/
          /Photo:  NewsCom:  http://www.newscom.com/cgi-bin/prnh/20050713/CHAPLOGO
                       AP Archive:  http://photoarchive.ap.org
                       PRN Photo Desk, photodesk@prnewswire.com /
          /Web site:  http://www.chapusa.com /